EXHIBIT 10.3

March 31, 2003

Martyn D. Greenacre

327 South Valley Road

Paoli, PA 19301

Re:	Termination of Consulting Agreement dated October 1, 2001, as amended April 1, 2002 and December 10, 2002, between Martyn D. Greenacre and Cephalon, Inc. (collectively, the “Agreement”)

Dear Martyn:

Please allow this letter to evidence our mutual agreement to terminate the Agreement effective as of the date hereof.

I appreciate the many valuable contributions you have made to Cephalon during the term of this Agreement, and look forward to your continued service as a member of the Board of Directors.

Very truly yours,

/s/ Frank Baldino, Jr.
Frank Baldino, Jr., Ph.D.
Chairman and Chief Executive Officer

AGREED AND ACCEPTED:

/s/ Martyn D. Greenacre
Martyn D. Greenacre